EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the DBJPM 2016-C1 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 7700 Parmer Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 7700 Parmer Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 7700 Parmer Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 7700 Parmer Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 7700 Parmer Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 7700 Parmer Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 7700 Parmer Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the 225 Liberty Street Mortgage Loan, Trimont Real Estate Advisors, LLC, as Special Servicer for the 225 Liberty Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 225 Liberty Street Mortgage Loan, Citibank, N.A., as Custodian for the 225 Liberty Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 225 Liberty Street Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 225 Liberty Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 787 Seventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 787 Seventh Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 787 Seventh Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 787 Seventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Naples Grande Beach Resort Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Naples Grande Beach Resort Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Naples Grande Beach Resort Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Naples Grande Beach Resort Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Naples Grande Beach Resort Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Naples Grande Beach Resort Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Naples Grande Beach Resort Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Columbus Park Crossing Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Columbus Park Crossing Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Columbus Park Crossing Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Columbus Park Crossing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Columbus Park Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hagerstown Premium Outlets Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Hagerstown Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hagerstown Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hagerstown Premium Outlets Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hagerstown Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hagerstown Premium Outlets Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hagerstown Premium Outlets Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)